Exhibit 99.1

MEDIA CONTACT:

Alison van Harskamp, Vice President and Director of Communications

Susquehanna Bancshares, Inc., (717) 625-6260,
communications@susqbanc.com

INVESTOR RELATIONS CONTACT:

Gregg Lampf, Assistant Vice President of Shareholder Relations

Susquehanna Bancshares, Inc., (717) 625-6305, ir@susqbanc.com

Susquehanna Bancshares, Inc. Completes Acquisition of Patriot Bank
Corp.

Combines Equity Bank and Patriot Bank to form Susquehanna Patriot
Bank

FOR IMMEDIATE RELEASE: LITITZ, PA, June 10, 2004:
Susquehanna Bancshares, Inc., (Susquehanna) (Nasdaq: SUSQ) today announced the completion of its acquisition of Pottstown, Pa.-based
Patriot Bank Corp. (Patriot) (Nasdaq: PBIX). Completion of the
transaction followed regulatory approvals and a favorable vote by
Susquehanna and Patriot shareholders on April 21, 2004.

Patriot Bank Corp. was a $1 billion financial services company and the holding company for Patriot Bank. The company operated 20 banking and lending offices in eastern Pa. The transaction enhances Susquehanna’s strong presence in Pa., particularly in the high-growth counties of Berks,
Chester, Lehigh, Montgomery and Northampton.

Concurrent with the closing, Susquehanna merged Patriot Bank into
Equity Bank, a Susquehanna wholly owned subsidiary. The combined
$2.2 billion bank will now be known as Susquehanna Patriot Bank, headquartered in Marlton, N.J. and will operate 36 banking centers in eastern Pa. and southern N.J. New signage reflecting the Susquehanna
Patriot Bank name and logo is scheduled to appear at all former Equity
Bank and Patriot Bank branches in the coming weeks with all branches completed by the end of summer. An advertising campaign introducing the new Susquehanna Patriot Bank is expected to debut in late August.

“This merger represents the combination of two dynamic banks in excellent markets,” said Susquehanna Bancshares Chairman, President and CEO William J. Reuter. “Our customers now have a greater selection of financial products and services and more flexibility in where they do their banking. Best of all, this merger did not result in any branch closings, so our customers can still do business with the same great team of people they have come to know and trust at locations that are convenient to them.”

Susquehanna Patriot Bank will operate under the leadership of Michael M.
Quick as Chairman. Former Patriot board members James A. Bentley, Jr.
and Russell J. Kunkel have joined Susquehanna’s board of directors.

Under the terms of the definitive merger agreement, the transaction is valued at approximately $204 million.

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Susquehanna Acquires Patriot/Page 2 of 2

Keefe Bruyette & Woods, Inc. and Janney Montgomery Scott LLC served as financial advisors to Susquehanna and Patriot, respectively. Legal counsel was provided by Morgan, Lewis & Bockius LLP for Susquehanna and Stevens & Lee P.C. for Patriot.

Susquehanna is a financial services holding company, operating in multiple states, with assets of $7.0 billion. It provides financial services through its subsidiaries at over 175 locations in the mid-Atlantic region. In addition to eight commercial banks, Susquehanna operates a trust and investment company, an asset management company, a property and casualty insurance brokerage company, a commercial leasing company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susqbanc.com.

This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, regarding Susquehanna’s expectations regarding changes at Equity Bank and Patriot Bank. Such statements may be affected by changes in Susquehanna’s integration plan for the acquisition and other potential risks and uncertainties set forth in Susquehanna’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the acquisition of Patriot Bank. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.